UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MEI PHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

December 20, 2024

To the Stockholders of MEI Pharma, Inc.:

You are cordially invited to attend the Annual Meeting of the Stockholders of MEI Pharma, Inc., a Delaware corporation. The annual meeting will be a virtual meeting of stockholders, which will be conducted via live webcast. Stockholders will be able to attend the annual meeting remotely, vote and submit questions during the annual meeting by registering at meetnow.global/MFTTW6U and entering their control number. The virtual meeting format allows attendance from any location in the world.

The annual meeting will be held at 9:00 a.m. (Pacific Time), on Thursday, January 30, 2025, unless postponed or adjourned to a later date. I look forward to the opportunity to virtually meet with our stockholders.

At the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and the Proxy Statement and report on MEI Pharma’s business. You will also have an opportunity to ask questions.

On behalf of our employees and Board of Directors, I would like to express our appreciation for your continued interest in MEI Pharma, Inc.

Sincerely,

Frederick W. Driscoll

Chair of the Board

MEI Pharma, Inc.

This Proxy Statement is dated December 20, 2024 and is first being mailed or made available to the stockholders of MEI Pharma, Inc. on or about December 20, 2024.

MEI PHARMA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 30, 2025

To the Stockholders of MEI Pharma, Inc.:

On behalf of the Board of Directors of MEI Pharma, Inc., a Delaware corporation (MEI Pharma), MEI Pharma is pleased to deliver the accompanying Proxy Statement in connection with the annual meeting of stockholders of MEI Pharma. This year’s annual meeting will be a virtual meeting of stockholders, which will be conducted solely online via live webcast. MEI Pharma stockholders will be able to attend and participate in the annual meeting online, vote their shares electronically and submit questions prior to and during the annual meeting by first registering at meetnow.global/MFTTW6U and entering their control number. The virtual meeting format allows attendance from any location in the world. You are cordially invited to attend the annual meeting, which will be held for the following purposes:

1.
To elect two directors to our Board of Directors, to serve until the expiration of their terms in fiscal year 2028 and until their successor is elected and qualified;
2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;
3.
To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2025; and
4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proposals are described in more detail in this Proxy Statement, which MEI Pharma encourages you to read carefully and in its entirety before voting.

This year, we are again using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about December 20, 2024, we mailed stockholders of record a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials electronically.

The close of business on December 9, 2024 has been fixed as the record date for determining those holders of MEI Pharma common stock entitled to receive notice of and vote at the annual meeting. Accordingly, only record holders of MEI Pharma common stock at the close of business on that date are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

All holders of MEI Pharma common stock are cordially invited to attend the annual meeting virtually via live webcast. You may revoke your proxy in the manner described in this Proxy Statement at any time before it is voted at the annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on January 30, 2025: MEI Pharma’s Proxy Statement, 2024 Form 10-K and Form of Proxy Card are also available at www.edocumentview.com/MEIP .

Your vote is important regardless of the number of shares of common stock you own. Whether or not you expect to attend the annual meeting, please submit your proxy by Internet, telephone or mail following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card so that your shares of common stock may be represented and voted at the annual meeting.

By order of the Board of Directors,

Justin J. File

Secretary, Acting Chief Executive Officer and Chief Financial Officer

MEI Pharma, Inc.

December 20, 2024

MEI PHARMA PROXY STATEMENT TABLE OF CONTENTS

i

MEI PHARMA, INC.

9920 Pacific Heights Blvd., Suite 150

San Diego, CA 92121

THE ANNUAL MEETING OF MEI PHARMA STOCKHOLDERS

To Be Held via Live Webcast on January 30, 2025, at 9:00 a.m. (Pacific Time)

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting

To Be Held on January 30, 2025

This Proxy Statement and our annual report to security holders for the fiscal year ended June 30, 2024 are available at www.edocumentview.com/MEIP.

Information Concerning Solicitation and Voting

In this Proxy Statement, “MEI Pharma”, “the Company”, “we”, “us”, and “our” refer to MEI Pharma, Inc., unless the context otherwise provides.

General

We are furnishing this Proxy Statement to holders of our common stock in connection with the solicitation of proxies by our board of directors (the Board) for use at our annual meeting of stockholders (the Annual Meeting) to be held on January 30, 2025 and at any adjournment or postponement thereof. Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are using the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders. The Notice contains instructions on how to access the proxy materials and vote your shares of common stock over the Internet. The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Date, Time, Place and Voting Instructions

The Annual Meeting will be conducted completely virtually via live webcast. Stockholders will be able to attend the Annual Meeting remotely, vote and submit questions prior to and during the Annual Meeting by first registering at meetnow.global/MFTTW6U and entering their control number. The virtual meeting format allows attendance from any location in the world.

Stockholders are entitled to participate in the Annual Meeting only if they were stockholders of the Company as of the close of business on December 9, 2024, or if they hold a valid proxy for the Annual Meeting. Stockholders will be able to attend the Annual Meeting online and submit questions prior to and during the meeting by first registering at meetnow.global/MFTTW6U. Stockholders also will be able to vote their shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, stockholders will need to review the information included on their proxy card or on the instructions that accompanied the proxy materials.

If a stockholder holds shares through an intermediary, such as a bank or broker, they must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Pacific Time. We encourage stockholders to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Registered stockholders (i.e., whose shares are held through our transfer agent, Computershare) need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card.

If shares are held through an intermediary, such as a bank or broker, stockholders must register in advance to attend the Annual Meeting virtually. To register to attend the Annual Meeting online by webcast, stockholders must submit proof of their proxy power (legal proxy) reflecting their MEI Pharma holdings along with their name and email address to Computershare.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 8:59 p.m., Pacific Time, on January 27, 2025. Stockholders will receive a confirmation of their registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker, or attach an image of your legal proxy to legalproxy@Computershare.com.

Purposes of the MEI Pharma Annual Meeting

The purposes of the Annual Meeting are:

(1)
To elect two directors to our Board of Directors, to serve until the expiration of their terms in fiscal year 2028 and until their successor is elected and qualified;
(2)
To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;
(3)
To ratify the appointment of Deloitte & Touche LLP as MEI Pharma’s independent registered public accounting firm for the fiscal year ending June 30, 2025; and
(4)
To conduct such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof.

Record Date; Shares of Common Stock Outstanding and Entitled to Vote

We have fixed the close of business on December 9, 2024 (the Record Date) as the record date for determination of the holders of our common stock entitled to notice of and to attend and vote at the Annual Meeting or any adjournment or postponement thereof. There were approximately 320 holders of record of our common stock at the close of business on the Record Date. At the close of business on the Record Date, 6,662,857 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. See the section titled, “Security Ownership of Certain Beneficial Owners and Management of MEI Pharma” in this Proxy Statement for information regarding persons known to our management to be the beneficial owners of more than 5% of the outstanding shares of our common stock.

Voting and Revocation of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the Annual Meeting.

If you are a stockholder of record of MEI Pharma as of the Record Date, you may vote via the Internet during the Annual Meeting or, prior to the Annual Meeting, via the Internet by following the instructions provided in the proxy card, via telephone by calling the toll-free number found on the proxy card or by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Prior to the meeting:

•
To vote on the Internet, go to the website indicated on your proxy card to complete an electronic proxy card. You will be asked to provide MEI Pharma’s number and a control number from the enclosed proxy card. Your vote must be received by 8:59 p.m., Pacific Time, on January 29, 2025 to be counted.
•
To vote over the telephone, dial the toll-free number on your proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. You will be asked to provide MEI Pharma’s number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on January 29, 2025 to be counted.
•
To vote using the proxy card, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your MEI Pharma shares. If you do not give instructions to your broker, your broker can vote your MEI Pharma shares with respect to “discretionary” items but not with respect to “non-discretionary” items. The proposals relating to the election of directors (Proposal No. 1) and the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 2) are non-discretionary items. On non-discretionary items, for which you do not give your broker instructions, your broker will not vote your shares on such proposals and, accordingly, the shares will be treated as broker non-votes.

All properly executed proxies that are not revoked will be voted at the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with the instructions contained in the proxy. If a holder of our common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” Proposal No. 1 electing the two nominees to our Board of Directors; "FOR" Proposal No. 2 to approve, on an advisory basis, the compensation paid to MEI Pharma’s named executive officers; and “FOR” Proposal No.3 ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025.

Our stockholders of record may change their votes at any time before their proxy is voted at the Annual Meeting in one of three ways. First, a stockholder of record can send a written notice to the Secretary of MEI Pharma stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, a stockholder of record can attend the Annual Meeting and vote via the Internet. Attendance alone will not revoke a proxy. If a stockholder of record has instructed a broker to vote its shares of common stock, the stockholder must follow directions received from its broker to change those instructions.

Quorum and Vote of MEI Pharma Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of one-third of the voting power of the shares of the common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the meeting would be adjourned or postponed to solicit additional proxies. Abstentions and broker non-votes will be counted towards a quorum.

For Proposal No. 1, the affirmative vote of a plurality of the votes cast is required to elect a director when a quorum is present. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) will have no effect on the election of directors.

For Proposals No. 2 and 3, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to these proposals will be deemed present, but will not be voted. Accordingly, an abstention will have the effect of a vote “against” the proposal. Broker non-votes on a proposal will have no effect on determining whether stockholders have approved the proposal.

At the Record Date, the directors and executive officers of MEI Pharma owned less than 1% of the outstanding shares of MEI Pharma common stock entitled to vote at the Annual Meeting.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will pay the cost of soliciting proxies, including reimbursing applicable brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

The Board has nominated each of Frederick W. Driscoll and Nicholas R. Glover, Ph.D. to serve as a director for a term expiring at the annual meeting of stockholders to be held in fiscal 2028 and until his successor has been elected and qualified. Each nominee has consented to be named herein and to serve if elected. We do not know of anything that would preclude either nominee from serving if elected. If either nominee became unable to stand for election as a director at the Annual Meeting as a result of an event not anticipated by the Board, the proxy may be voted for a substitute designated by the Board. The identity and a brief biography of each nominee is set forth below. The Board has determined that each of Nicholas R. Glover, Ph.D. and Frederick W. Driscoll are independent directors within the meaning of the listing standards of the Nasdaq Capital Market.

Our amended and restated certificate of incorporation and sixth amended and restated by-laws (the Bylaws) provide that the authorized number of directors shall be determined by a resolution of the Board, but shall be between two and nine. Under our amended and restated certificate of incorporation and Bylaws, our Board is divided into three classes, with the classes serving three-year staggered terms. Each class contains, as near as possible, one-third of the whole number of directors with members of each class holding office for a three-year term. There are currently two directors whose terms expire at the Annual Meeting.

Each of Frederick W. Driscoll and Nicholas R. Glover, Ph.D. are members of the class of directors whose terms expire at the Annual Meeting.

Business Experience of Nominees

Frederick W. Driscoll, age 74, Chair

Mr. Driscoll has been a director of MEI Pharma since February 2018 and was appointed as chairperson of the Board on July 22, 2024. Mr. Driscoll has also served as chairperson of the audit committee since August 29, 2019. He currently serves on the board of directors of Cue Biopharma, a biotechnology company and Cellectar Biosciences, Inc., a clinical-stage biopharmaceutical company. He served as interim Chief Financial Officer at Invivyd, Inc., a biotechnology company, from September 2022 to May 2023. He served as Chief Financial Officer of Renovacor, Inc., a biotechnology company, from March to June 2022. He served as the Chief Financial Officer of Flexion Therapeutics, Inc., a commercial-stage biopharmaceutical company, from 2013 to 2017 and rejoined in June 2021 as Chief Financial Officer until it was sold to Pacira BioScience. Prior to joining Flexion, he was the Chief Financial Officer at Novavax, Inc. from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as the Chief Executive Officer at Genelabs Technologies, Inc. and from 2007 to 2008 he served as its Chief Financial Officer. He was also the Chief Executive Officer of OXiGENE, Inc. from 2000 to 2006. Mr. Driscoll also served as the chairman of the board and audit committee chair at OXiGENE and as a member of the audit committee for Cynapsus Therapeutics, Inc. Mr. Driscoll earned a B.S. in Accounting and Finance from Bentley University. We believe that Mr. Driscoll's prior experience as a board member, business experience in the pharmaceutical industry and the area of finance and his status as a financial expert qualify him to serve on the Board.

Nicholas R. Glover, Ph.D., age 55, Director

Dr. Glover has been a director of MEI Pharma since June 2013 and was appointed as chairperson of the compensation committee of the Board on December 16, 2021. He is currently a consultant in the biotech industry. Previously, he served as President and Chief Executive Officer of Sierra Oncology (NASDAQ: SRRA), a drug development company focused on advancing targeted therapeutics for the treatment of patients with cancer, from July 2014 through May 2020. Prior to joining Sierra, he served as President and Chief Executive Officer of YM Biosciences, an oncology drug development company, from November 2010 until its acquisition by Gilead Sciences in February 2013. Previously, Dr. Glover was President and Chief Executive Officer of Viventia Biotech, a biopharmaceutical company involved in the discovery and development of monoclonal antibody-based technologies for the treatment of cancer, which he joined after serving as an investment manager for MDS Capital, a life sciences venture capital firm. Dr. Glover holds a B.Sc. (Hons) in Chemistry from the University of East Anglia, U.K., a M.Sc. in Chemistry from the University of British Columbia, Canada, and a Ph.D. in Chemistry from Simon Fraser University, Canada. We believe Dr. Glover's extensive business experience and his drug development experience in the oncology field qualify him to serve on the Board.

VOTE REQUIRED

Assuming a quorum is met, a nominee for director must receive a plurality of the votes cast by holders of the shares of common stock represented in person or by proxy at the Annual Meeting to be elected as a director. Votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the election of the director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF FREDERICK W. DRISCOLL AND NICHOLAS R. GLOVER, Ph.D. AS A DIRECTOR OF MEI PHARMA, INC.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

Set forth below are the names, ages as of December 20, 2024, and certain biographical information regarding our directors who are not being considered for re-election at the Annual Meeting.

Name	Age	Positions Held	Expiration of Term
Thomas C. Reynolds, M.D., Ph.D.	65	Director	Fiscal 2026 Annual Meeting of Stockholders
Taheer Datoo	33	Director	Fiscal 2027 Annual Meeting of Stockholders
James Flynn	44	Director	Fiscal 2027 Annual Meeting of Stockholders
Steven D. Wood	42	Director	Fiscal 2027 Annual Meeting of Stockholders

Thomas C. Reynolds, M.D., Ph.D., age 65

Dr. Reynolds has been a director of MEI Pharma since February 2013 and has served as chairperson of the nominating and governance committee of the Board since January 2023. He is President of Two Paddles Consulting LLC since December 2013, providing consulting services to biotechnology and pharmaceutical companies. Dr. Reynolds served as an independent director of Trillium Therapeutics Inc. (NASDAQ: TRIL; TSX: TR), an immuno-oncology company, from March 2014 to April 2021. Previously, he served as Chief Medical Officer of Seattle Genetics, a biotechnology company, from March 2007 until his retirement in February 2013. While at Seattle Genetics, he was responsible for building and leading an integrated clinical development, regulatory and medical affairs organization, highlighted by the development and approval of ADCETRIS®. From 2002 to 2007, Dr. Reynolds served at ZymoGenetics (acquired by BMS in 2010), most recently as Vice President, Medical Affairs, where he oversaw the clinical development and regulatory filing of RECOTHROM®. Previously, he was Vice President, Clinical Affairs at Targeted Genetics and before that was at Somatix Therapy (acquired by Cell Genesys in 1997). Dr. Reynolds received his M.D. and Ph.D. in Biophysics from Stanford University and a B.A. in Chemistry from Dartmouth College. We believe that Dr. Reynolds is qualified to serve on the Board based on his medical experience and experience in clinical development and regulatory and medical affairs.

Taheer Datoo, age 33

Mr. Datoo has been a director of MEI Pharma since October 2023. Mr. Datoo has served in various roles of increasing seniority at Anson Advisors, Inc. (Anson), a hedge fund with a global investment portfolio, since 2016, including most recently as Principal and Portfolio Manager since January 2023, as well as Portfolio Manager from January 2019 to December 2022 and as an Analyst, from April 2016 to December 2019. While employed at Anson, Mr. Datoo has primarily focused on North American smallcap equities, special situations and thematic investing. Prior to joining Anson, Mr. Datoo served as an investment banker for BMO Capital Markets, the capital markets subsidiary of Bank of Montreal (NYSE/TSX: BMO), an international financial services company, from 2013 to 2015. Mr. Datoo earned a B.A. in economics and finance from McGill University. We believe that Mr. Datoo is qualified to serve on the Board based on his business development experience.

James Flynn, age 44

Mr. Flynn has been a director of MEI Pharma since October 2023. Mr. Flynn is currently a Managing Member and Portfolio Manager of Nerium Capital LLC, an investment adviser he founded in 2021. Nerium Capital LLC is the General Partner of Nerium Partners LP, a healthcare focused investment partnership. Previously, Mr. Flynn worked as a therapeutics analyst at Aptigon Capital, an investment firm and division of Citadel LLC, a multinational financial services company, from October 2017 to February 2018. Prior to that, Mr. Flynn served in various roles at Amici Capital, LLC, an investment management firm, from 2003 to 2017, including as Healthcare Portfolio Manager, from 2008 to 2017. Earlier in his career, Mr. Flynn worked in the credit research/high yield group at Putnam Investments LLC, an investment management firm, from 2002 to 2003. Mr. Flynn currently serves on the board of directors of Synlogic, Inc. (NASDAQ: SYBX), a biopharmaceutical company with a focus on rare metabolic disorders, since March 2024, RiceBran Technologies, an innovative specialty ingredients company, since January 2024, and Axiom Health, Inc. (Axiom), a provider of software and big-data solutions to the healthcare industry, since July 2022. He has also served as an advisor to Axiom since August 2020. Mr. Flynn earned a S.B. degree in Management Science with a concentration in Finance and a minor in Economic Science from the Massachusetts Institute of Technology. Mr. Flynn is a Chartered Financial Analyst (CFA) charterholder. We believe that Mr. Flynn is qualified to serve on the Board based on his business experience in the pharmaceutical industry and his business development experience.

Steven Wood, age 42

Mr. Wood has been a director of MEI Pharma since October 2023. Mr. Wood, CFA, is the founder and Chief Investment Officer of GreenWood Investors, LLC., an investment advisory firm he founded in 2010. Since May 2023, Mr. Wood served as a board member of Leonardo SpA, an Italian-listed international Aerospace & Defense company, and since May 2019 he has served as a board member of CTT - Correios De Portugal, a publicly listed Iberian logistics company. Prior to founding GreenWood Investors in 2010, Mr. Wood was a research analyst at Carr Securities from 2009 to 2013. Previously, Mr. Wood worked as an investment banking analyst for RBC Capital Markets in the Syndicated and Leveraged Finance group. He began his career with the special situations team at Kellogg Capital Group. Mr. Wood is a Chartered Financial Analyst charterholder. He received a triple degree, Cum Laude, from Tulane University in Economics, Political Economy and International Relations in 2005. We believe that Mr. Wood is qualified to serve on the Board based on his business development experience.

Information about the Board of Directors and its Committees

The Board has responsibility for the overall corporate governance of MEI Pharma. During the fiscal year ended June 30, 2024, a majority of the members of the Board were, and as of the date of this Annual Report are, independent within the meaning of the Nasdaq Stock Market (Nasdaq) rules.

The Board has established an Audit Committee to oversee MEI Pharma’s financial matters, a Compensation Committee to oversee our compensation policies, plans and programs and a Nominating and Governance Committee to assist the Board in nominating board members to be elected by the stockholders at the Annual Meeting, to fill vacancies and newly created directorships, and to evaluate and monitor all matters with respect to governance of MEI Pharma and oversee compliance by MEI Pharma with its legal and regulatory obligations. As of the date of this Annual Report, our schedule of committee members is as follows:

Board Member	Audit Committee	Compensation Committee	Nominating & Governance Committee
Taheer Datoo*
Frederick W. Driscoll
James Flynn
Nicholas Glover, PhD.
Thomas C. Reynolds, MD, PhD.
Steven D. Wood

* - Is not an independent member of the Board.

= Committee Member

= Committee Chair

= Financial Expert

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit Committee’s responsibilities include:

•
overseeing financial and accounting activities;
•
selecting and recommending the annual appointment of independent auditors;
•
reviewing and approving the scope of audit and non-audit assignments and related fees;
•
assessing annually MEI’s major financial risks and exposures;
•
evaluating the independence and performance of the independent auditors:
•
reviewing the accounting principles used in financial reporting;
•
reviewing and assessing our financial reporting activities and disclosures included in our periodic reports and the accounting standards and principles followed;
•
reviewing the adequacy and effectiveness of our internal control over financial reporting; and
•
reviewing and approving related party transactions.

Mr. Driscoll has served as Chairman of the Audit Committee since August 29, 2019. The other members of the Audit Committee are Dr. Glover and Mr. Flynn. Mr. Driscoll has been determined by the Board to be an audit committee financial expert as defined by the SEC.

The Board has determined that each of the Audit Committee members is independent, as defined in accordance with Nasdaq and SEC rules. We have adopted a written Audit Committee charter, which is posted on our website at www.meipharma.com. The Audit Committee met five times during the fiscal year ended June 30, 2024.

Compensation Committee

The Compensation Committee acts on behalf of the Board to fulfill the Board’s responsibilities to:

•
oversee, review, modify and approve our compensation strategy and policies;
•
assess the independence of compensation consultants and legal advisors prior to engagement;
•
exercise sole power to retain compensation consultants and advisors and to determine the scope of the associated engagements;
•
review and approve annual corporate performance goals;
•
evaluate the chief executive officer’s and executive officers’ performance;
•
review and determine the compensation to be paid to our executive officers, including the allocation of equity related grants;
•
recommend the compensation and terms of appointment of non-executive directors to the Board for review and approval;
•
ensure MEI meets the reporting requirements promulgated by the SEC regarding compensation and disclosure of compensation and compensation related practices;
•
assess potential compensation related risks; and
•
evaluate and ensure compliance with Say-on-Pay requirements.

The Compensation Committee also consults with and considers the recommendations of the chief executive officer with respect to the appropriate level and mix of the various compensation components, focused primarily on the particular goals of applicable executives and employees in a particular year. We have adopted a written Compensation Committee charter, which is available on our website at www.meipharma.com. The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Code; (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act.

Dr. Glover has served as the Chairman of the Compensation Committee since December 16, 2021. The other members of the Compensation Committee are Dr. Reynolds and Mr. Wood. The Board has determined that each member of the Compensation Committee is independent in accordance with applicable Nasdaq and SEC rules. The Compensation Committee met four times during the fiscal year ended June 30, 2024.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board in:

•
identifying qualified individuals who possess the desired experience and skills to serve on the Board;
•
proposing chairpersons and members on committees to the Board;
•
considering all qualified director candidates identified by the Nominating and Governance Committee, or by stockholders, in the event any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election;
•
overseeing the Board evaluation process and evaluating the size and composition of the Board; and
•
evaluating any stockholder proposal and whether to recommend to the Board and whether MEI shall support or oppose the proposal.

Dr. Reynolds has served as Chairman of the Nominating and Governance Committee since January 2023. The other members of the Nominating and Governance Committee are Mr. Flynn and Mr. Datoo. We have adopted a written Nominating and Governance Committee charter, which is posted on our website at www.meipharma.com. The Board has determined that Dr. Reynolds and Mr. Flynn are independent members of the Nominating and Governance Committee in accordance with applicable Nasdaq and SEC rules and Mr. Datoo is not considered independent in accordance with applicable Nasdaq and SEC rules. The Nominating and Governance Committee met five times during the fiscal year ended June 30, 2024.

Stockholders who would like to propose an independent director candidate for consideration for nomination by the Board at next year’s annual meeting of stockholders may do so by submitting the candidate’s name, resume and biographical information to the attention of Justin J. File, Secretary, MEI Pharma, Inc., 9920 Pacific Heights Blvd, Suite 150, San Diego, California 92121. All stockholder nominations received by the Secretary, which comply with the advance notice provisions of the Bylaws, will be presented to the Nominating and Governance Committee for the same consideration as individuals identified by the Nominating and Governance Committee through other means.

While we have no minimum qualifications for director nominees, the Nominating and Governance Committee reviews the prospective candidate’s biographical information and assesses each candidate’s independence, diversity, skills and expertise based on a variety of factors, including the following criteria:

•
whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;
•
whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board's discussion and decision-making; and
•
whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Because these factors cannot be quantified, application of the factors requires the exercise of judgment by members of the Nominating and Governance Committee when making its recommendations to the Board. In addition, the Nominating and Governance Committee considers, as one factor among many, the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating and Governance Committee does not, however, have a formal policy regarding the consideration of diversity in identifying Board candidates. The Nominating and Governance Committee and the Board generally value the broad business experience and independent business judgment in the health care, life sciences and other fields of each member.

In addition, the Nominating and Governance Committee oversees compliance by MEI with its legal and regulatory obligations and periodically reviews our:

•
Code of Business Conduct and Ethics;
•
Insider Trading Policy;
•
Corporate Disclosure Policy;
•
amended and restated certificate of incorporation;
•
Bylaws; and
•
the independent status of our directors.

Director Independence

The Board has determined the independence of each director in accordance with the elements of independence set forth in the Nasdaq listing standards. Based upon information solicited from each director, the Board has determined that each of Mr. Driscoll, Dr. Glover, Dr. Reynolds, Mr. Flynn and Mr. Wood has no material relationship with MEI Pharma and is independent within the meaning of Nasdaq’s director independence standards as currently in effect. Mr. Datoo is not considered independent within the meaning of Nasdaq’s director independence standards as currently in effect. In making the foregoing determinations, the Board has considered both the objective tests set forth in the Nasdaq independence standards and subjective measures with respect to each director necessary to determine that no relationships exist that would interfere with the exercise of independent judgment by each such director in carrying out responsibilities of a director.

Mr. Datoo is not considered “independent” as defined by applicable Nasdaq rules. Nasdaq Rule 5605(e)(1)(B) permits nominees for director to be selected, or recommended for the Board's selection, by a nominations committee comprised solely of independent directors. However, Nasdaq Rule 5605(e)(3) provides that in exceptional and limited circumstances, so long as the nominations committee is comprised of at least three members (as is the Company’s Nominating and Governance Committee), one director who is not an independent director (so long as such director is not currently an executive officer or employee of the company or a family member of an executive officer of the company), may be appointed to the nominations committee if the Board determines that such individual's membership on the committee is required by the best interests of the company and its stockholders.

As previously disclosed, the Cooperation Agreement, dated October 31, 2023, between the Company and the stockholders party thereto, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 1, 2023, provides that Mr. Datoo is to serve as a member of the Nominating and Governance Committee of the Board. The Board determined, in approving such Cooperation Agreement, that it, and its terms (including the service of Mr. Datoo on the Nominating and Governance Committee), are in the best interests of the Company its stockholders, as contemplated by the exception provided by Rule 5605(e)(3).

Board Leadership Structure

Mr. Driscoll has served as the Chair of our Board since July 2024. The Board does not have a policy addressing whether the same person should serve as both the Chief Executive Officer and Chair of the Board or if the roles should be separate. Our Board believes that it should have the flexibility to make its determination based upon what it considers to be the appropriate leadership structure for MEI at the time. The Board believes that its current leadership structure is appropriate for MEI at this time.

Board Role in Risk Oversight

Risk is an integral part of the Board and committee deliberations throughout the year. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Nominating and Governance Committee exercises oversight of governance risks, including succession planning and legal compliance. The Board is advised by these committees of significant risks and management’s response through periodic updates.

Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, all directors, officers, employees and consultants of MEI are subject to restrictions on hedging of securities of MEI. These restrictions apply to securities of MEI owned by such persons, regardless of whether such securities were granted by us to such persons as compensatory awards. Our Insider Trading Policy prohibits such persons from engaging in short sales of securities of MEI or in transactions in publicly traded options with respect to our securities. In addition, our Insider Trading Policy permits, but discourages, such persons from holding our securities in a margin account or pledging securities of MEI as collateral for a loan and from entering standing orders with respect to our securities.

Stockholder Communications with the Board of Directors

Our stockholders may communicate with the Board, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of MEI Pharma, Inc., Attention: Secretary, 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121. All communications will be compiled by the Secretary and submitted to the addressee. If the Board modifies this process, the revised process will be posted on our website.

Appointment of Directors

Our amended and restated certificate of incorporation and Bylaws provide that the number of directors will be set by resolution of the board but shall be between two and nine. We currently have six directors.

Under our amended and restated certificate of incorporation and Bylaws, directors are to be elected at each annual meeting of stockholders for a term of three years unless the director is removed, retires or the office is vacated earlier. The Board is divided into three classes with respect to the term of office, with the terms of office of one class expiring each successive year. This classified board provision could discourage a third-party from making a tender offer for MEI's shares or attempting to obtain control of MEI Pharma. It could also delay stockholders who do not agree with the policies of the Board from removing a majority of the Board for two years.

A director may resign at any time. The resignation is effective upon receipt of notice. Any or all directors may be removed with cause by a resolution of stockholders entitled to vote to elect directors. Vacancies from resignation or removal or expansion of the size of the Board may be filled by resolution of a majority of directors then in office or by a sole remaining director, and any director so appointed shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

Attendance of Directors at Board Meetings and Stockholder Meetings

During the fiscal year ended June 30, 2024, the Board held a total of 30 meetings, and each director attended at least 75% of the total number of meetings of the Board and of the meetings of each committee of the Board on which such director served.

All directors are expected to attend the Company’s annual meetings of stockholders. All directors then in office attended the annual meeting of stockholders held in December 2023 (the 2024 Annual Meeting).

Code of Ethics

We have adopted a Code of Business and Ethics policy that applies to our directors and employees (including our principal executive officer and our principal financial officer) and have posted the text of our policy on our website (www.meipharma.com) under Investors – Governance Documents. In addition, we intend to promptly disclose (i) the nature of any amendment to the policy that applies to our principal executive officer and principal financial officer and (ii) the nature of any waiver, including any implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on our website in the future.

Executive Officers

Our executive officers are appointed by and serve at the discretion of the Board. Set forth below is the name and certain biographical information regarding MEI Pharma’s executive officer as of the date of filing of this Annual Report.

Justin J. File, age 54, Acting Chief Executive Officer, Chief Financial Officer and Secretary

Mr. File has been our Acting Chief Executive Officer since August 1, 2024 and our Chief Financial Officer since August 1, 2023. Mr. File has over 30 years of experience in accounting and finance, working in both public and private companies. He has a diverse range of experience, having worked in various industries, including the life sciences industry for the past 17 years. From 2015 to 2023, Mr. File was the Chief Financial Officer and Corporate Secretary of Evofem Biosciences, Inc., a women's health company that developed and commercialized Phexxi®, a nonhormonal contraceptive for women. While at Evofem, he helped bring the company public through a reverse merger and was responsible for overseeing corporate finance and accounting, information technology and investor relations. Previously, Mr. File provided executive financial and accounting oversight consulting services to biotechnology companies and before that, led accounting operations and reporting at Sequenom, Inc., a molecular diagnostic company. He additionally served as Treasurer of Sequenom’s diagnostic subsidiary. Before joining the life sciences industry, Mr. File worked for approximately ten years in public accounting, primarily with Arthur Andersen LLP. Mr. File graduated from Central Washington University with a B.S. in Accounting and Business Administration. He is a Certified Public Accountant (inactive).

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(PROPOSAL NO. 2)

At our 2024 Annual Meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “Say-on-Pay” vote, every year. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The compensation of our named executive officers subject to the vote is disclosed in the “Compensation Discussion and Analysis—Compensation Philosophy and Objectives” section, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest levels and to contribute to our growth and success.

We urge stockholders to read the information below under “Compensation Discussion and Analysis”, including the Company’s Compensation Philosophy and Objectives as well as the related compensation tables and narrative, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Our Board and the Compensation Committee believe that our compensation policies and practices are effective in implementing our compensation philosophy and in helping us achieve our corporate goals.

Accordingly, our Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to MEI Pharma, Inc. named executive officers for fiscal 2024, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the fiscal year 2025 annual meeting of stockholders, including the discussion under the heading “Compensation Discussion and Analysis”, the compensation tables and the other narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on us and our Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and our Board and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires a majority of the votes cast by stockholders entitled to vote on the proposal voting “FOR” approval. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation strategy, policies, programs and practices for the named executive officers identified in the Summary Compensation Table. For fiscal year 2024, the named executive officers consist of David M. Urso, President and Chief Executive Officer, Justin J. File, Chief Financial Officer and Secretary and Richard G. Ghalie, M.D., Chief Medical Officer, to whom we collectively refer in this Compensation Discussion and Analysis as our named executive officers. Mr. Urso and Dr. Ghalie left the Company on August 1, 2024.

Compensation Philosophy and Objectives

We believe that the performance of our executive officers significantly impacts our ability to achieve our corporate goals. We, therefore, place considerable importance on the design and administration of our executive officer compensation program. This program is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest levels and to contribute to our growth and success. Our executive officer compensation program is designed to provide compensation opportunities that are tied to individual and corporate performance.

Our overall compensation philosophy has been to pay our executive officers an annual base salary and to provide opportunities, through cash and equity incentives, to deliver higher compensation if certain key performance goals are satisfied or exceeded. The primary principles of our fiscal year 2024 compensation strategy were:

•
Compensation decisions are driven by a pay-for-performance philosophy;
•
Compensation should reflect individual and corporate performance; and
•
Target annual compensation is competitively positioned against a peer group of similar companies.

The Compensation Committee’s Process

The Compensation Committee acts on behalf of the Board with respect to fulfilling the Board’s responsibilities to oversee our compensation policies, plans and programs and reviewing and determining, as appropriate, the compensation to be paid to executive officers and directors. To achieve this task, the Compensation Committee (i) reviews and approves corporate performance goals and objectives that support and reinforce our long-term strategic goals and compensation plans; (ii) reviews the individual performance of the executive officers; (iii) establishes policies with respect to equity compensation arrangements, timing and pricing of equity awards for newly hired employees, promotions and annual grants for executive and non-executive employees and directors; (iv) reviews regional and industry-wide compensation practices and trends to assess the propriety, adequacy and competitiveness of our executive compensation programs among comparable companies in our industry; (v) reviews and approves the terms of any employment agreements, severance agreements, change-of-control protections and any other compensation arrangements of the executive officers; (vi) performs and considers a compensation risk assessment; and (vii) considers stockholder feedback and Say-on-Pay voting results.

With respect to compensation of our Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance in light of relevant performance goals and objectives, taking into account the policies of the Compensation Committee and, with respect to long-term incentive compensation, stockholder return and the results of the most recent stockholder advisory vote on executive compensation. The Compensation Committee reviews and approves (or if appropriate, recommends to the Board for final determination and approval) individual and corporate performance goals and objectives of our other executive officers. The Compensation Committee considers the recommendations of the Chief Executive Officer with respect to the compensation of our other executive officers. The Compensation Committee also makes recommendations to the Board with respect to this Compensation Discussion and Analysis section and recommends that such section be included in any of our annual reports on Form 10-K, registration statements, Proxy statements or information statements.

The Compensation Committee meets at least once a year or more frequently as its members deem necessary or appropriate. Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other advisors as the Compensation Committee may determine to assist in the performance of the Compensation Committee’s duties and responsibilities, only after taking into consideration the factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence.

Setting Executive Compensation

The Compensation Committee considers peer group analysis as a component of its overall executive compensation decision process, but it does not attempt to set executive compensation to a specific benchmark level, or percentile as compared to executive compensation levels at other companies. The Compensation Committee determines the mix of compensation of each executive officer based on its review of such competitive data and an assessment of the individual’s performance. We believe our approach to compensation does not encourage excessive risk-taking by our executives as it is not a market outlier and is based on a typical mix of short- and long-term compensation tied to both internal objectives and to stockholder value.

Our peer group of companies for fiscal year 2024 consisted of 20 similar publicly traded drug development companies, all approved by the Compensation Committee, with input from management and F. W. Cook, our compensation consultant. The peer group is composed of drug development companies with a broadly similar market cap (median peer market cap at the time the peer data were reviewed by the Compensation Committee in June 2023 was $111 million), generally without material revenue from commercial products and with emphasis on oncology drug development companies, as follows:

Aeglea BioTherapeutics	Kronos Bio
BioAtla	Leap Therapeutics
Cardiff Oncology	Molecular Templates
CEL-SCI Corporation	Oncternal Therapeutics
CytomX Therapeutics	Pieris Pharmaceuticals
ESSA Pharma	Rigel Pharmaceuticals
Fusion Pharma	Surface Oncology
G1 Therapeutics	Syros Pharmaceuticals
Glycomimetics	UroGen Pharma Ltd.
Karyopharm Therapeutics	Verastem

The Compensation Committee believes that our base compensation, cash incentives and equity programs reward the achievement of defined corporate goals and objectives. This is critical for ensuring a competitive program that retains our existing executive officers and allows us to hire new executive officers, particularly considering the competitive nature of our industry.

The peer data were used as context for setting fiscal year 2024 executive officer compensation. The Compensation Committee does not set a target benchmark, but in fiscal year 2024, the value of total direct compensation was below the median for the CEO and for all other named executive officers, and Mr. Urso’s total compensation value in fiscal year 2024 as our new CEO was considerably lower than our prior CEO's, Dr. Gold’s, compensation value in fiscal year 2023. Further, Mr. Urso was not provided a fiscal year 2024 equity award because it was included in his fiscal year 2023 equity award. The fiscal year 2023 option value for Mr. Urso includes both his regular annual fiscal year 2023 award as COO and General Counsel in July 2022 and a second grant to recognize his promotion to CEO in June 2023, as well as his annual CEO equity award in fiscal year 2024.

Role of Stockholder Say-on-Pay Votes

At our 2024 Annual Meeting, approximately 94% of the shares voted at the meeting approved, on an advisory basis, the compensation of our named executive officers. The Compensation Committee considers input from stockholders, its compensation consultant and proxy advisors when assessing its compensation philosophy and the components of its compensation program, giving further consideration to the level of attainment of corporate goals and to the compensation data of our peer group so that compensation decisions are broadly consistent with market practice.

Elements of Compensation

Each executive officer’s compensation has three key elements: (i) base salary, (ii) performance-based cash incentives and (iii) equity-based compensation. These elements of executive compensation are intended to align the interests of our executive officers with those of our stockholders.

Base Salary

Base salaries serve to provide a fixed amount of compensation to our executive officers for successfully fulfilling their responsibilities. We establish base salaries for our executive officers when they join us or upon promotion. Base salaries for executive officers are reviewed and determined by the Compensation Committee annually during the first fiscal quarter, following consultation with our compensation consultant. The Compensation Committee did not increase the salaries of Mr. Urso and Mr. File during fiscal year 2024. The salary of Dr. Ghalie was increased by 5% in fiscal year 2024.

Performance-based Cash Incentives

The Compensation Committee believes that allocating a meaningful amount of our executive officers’ total cash compensation to the achievement of corporate goals and objectives aligns their interests with those of our stockholders. The Compensation Committee establishes annual corporate incentive bonus targets for each of our executive officers, expressed as a percent of base salary. Fiscal year 2024 bonus targets as a percent of base salary were set at the start of the fiscal year at 50% for Mr. Urso and 40% for Dr. Ghalie and Mr. File. The corporate goals and objectives are generally critical path activities or strategic initiatives designed to move forward our clinical and operating activities and enhance stockholder return.

The goals were as objective as possible in both their definition and their scoring at the end of the period, though scoring goals included a subjective element to recognize the quality of achievements.

The following is a description of the primary corporate goals for fiscal year 2024, which guided the Compensation Committee in determining total compensation.

Description
Voruciclib
1) Clinical trial cohort enrollment target
2) FDA briefing book submission for proposed protocol amendment
3) Completion of preclinical and clinical data package
ME-344
4) Clinical trial cohort enrollment target
5) Completion of preclinical and clinical data package
Financial
6) Maintain sufficient funds for a minimum cash balance as of fiscal year end

The Compensation Committee determined that we had met 91.5% of target based on achievement of the goals above. The named executive officers were paid 91.5% of their target bonus for the corporate achievement without any individual adjustment.

Equity-based Compensation

The Compensation Committee believes that long-term value creation is achieved through an ownership culture that encourages performance by our executive officers through stock and stock-based awards. This potential reward for stockholder value creation is also key to our retention strategy. Under our Amended and Restated MEI Pharma, Inc. 2008 Omnibus Equity Compensation Plan (the 2008 Equity Plan), we may award incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance shares and units. Stock options expire after 10 years, have an exercise price equal to the fair market value at grant, typically vest 25% after one year and in equal monthly installments thereafter over the next 36 months and have a three-month post-termination exercise period. All equity awards to NEOs in fiscal year 2024 were stock options because they are naturally performance-based without any value delivery unless the stock price increases after grant.

The regular annual equity grant cycle occurs at the start of the fiscal year, and at the start of fiscal year 2024, we granted to Dr. Ghalie, Chief Medical Officer, options to purchase 30,000 shares of our common stock with an exercise price of $7.01, which was the closing sales price on the date of grant. This option award amount had a grant date fair value that was less than half the median of the peer companies and was based on MEI's assessment of the relative importance of the executive to the future, the need to retain them, and market data for their position. Mr. Urso was not provided an option award in fiscal year 2024 due to the grant previously provided upon becoming CEO in June 2023 (fiscal year 2023). Mr. File was not provided an option award in fiscal year 2024 because he was granted an award upon being hired in June 2023 (fiscal year 2023). We grant options because they have a natural performance requirement for the stock price to increase after a grant. All options granted before and during 2024 are currently underwater as of the date of the filing of this Annual Report and do not provide any value at our current share price.

Executive Benefits and Perquisites

We offer benefit programs to our employees, including named executive officers, which include paid time off, health insurance, a company funded HSA account and a company sponsored 401(k) plan. Our executive officers generally do not receive any supplemental retirement benefits or perquisites and participate in the above listed benefit programs on the same basis as other full-time employees.

Severance and Change in Control Agreements

Each of Mr. Urso’s, Dr. Ghalie’s and Mr. File’s employment agreements provides for certain severance payments upon the applicable employee’s termination by us, other than for cause, or by the applicable employee for good reason, as such terms are defined in the respective employment agreement. Upon such a termination of employment, we will: (i) make a payment to the applicable employee in lieu of notice in an amount equal to twelve months of such employee’s base salary (as in effect at the time of such employee’s termination from employment) and (ii) accelerate the vesting of the applicable employee’s options so that such employee will be vested in the same number of shares of common stock subject to the options as if such employee had continued to be employed by us for an additional twelve months. Such payment and additional option vesting will be conditional upon the execution of a customary release of claims in favor of us and our affiliates, in a form prescribed by us. The payment in lieu of notice will be paid to the applicable employee in a single lump sum payment as soon as administratively practicable after the maximum review and revocation period for the release agreement as may be required under applicable law, if any, or such earlier date as determined in our sole discretion, but in no event more than 60 days after the applicable employee’s termination of employment. If their employment had been terminated in accordance with the foregoing provisions on June 30, 2024, Mr. Urso, Dr. Ghalie and Mr. File would have been entitled to payments for 12 months base salary in the amount of $614,000, $503,165, and $450,000, respectively, and payments for fiscal year 2024 bonus funded at 91.5% target of $280,905, $184,158, and $164,700, respectively. Each would be entitled to 12 months of option vesting as follows: Mr. Urso, 62,816 shares, Dr. Ghalie, 26,381 shares and Mr. File, 13,325 shares. The intrinsic values of the option vesting acceleration on June 30, 2024 would have been nil for all three NEOs because all options were underwater. In the event of a change in control of MEI Pharma, as defined in the 2008 Equity Plan, unless the Compensation Committee determines otherwise, all options granted to Mr. Urso, Dr. Ghalie and Mr. File will accelerate and become fully exercisable effective upon the date of the change in control. For all three NEOs, there was no intrinsic value of unvested stock options as of June 30, 2024, upon a change in control.

Mr. Urso and Dr. Ghalie’s employment as CEO and CMO, respectively, were terminated by us without cause on August 1, 2024. Mr. Urso and Dr. Ghalie’s severance was paid pursuant to their employment agreements dated June 2, 2023 and January 16, 2024, respectively, with 12 months base salary and accelerated vesting of the portion of their stock options that would have vested over the next 12 months, plus their fiscal year 2025 bonus based on performance and board discretion. Further, a total of 61,646 options accelerated for Mr. Urso and 18,861 for Dr. Ghalie, reflecting the number of shares would have vested during the next 12 months. Mr. Urso’s and Dr. Ghalie’s vested options may be exercised after separation of service for one year, not to exceed their original term.

Tax and Accounting Considerations

The tax and accounting consequences to us of certain compensation elements are important considerations for the Compensation Committee when evaluating and recommending compensation packages for our executive officers. Generally, the Compensation Committee seeks to balance its objective to create an effective compensation program that attracts, retains and rewards executives in order to maximize the return to stockholders with the need for appropriate tax and accounting consequences of such compensation.

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

CEO Pay Ratio

SEC rules require us to disclose the total annual compensation of our principal executive officer, who for fiscal year 2024 was David Urso, our President and Chief Executive Officer, the median of the total annual compensation of all employees other than our principal executive officer, as well as their ratio to each other (the CEO Pay Ratio). Total annual compensation for our principal executive officer and for the median of the total annual compensation of all employees is calculated in accordance with SEC rules applicable to the Summary Compensation Table. For fiscal year 2024, these amounts were as follows:

•
Our principal executive officer’s total annual compensation: $894,905
•
Our median employee’s total annual compensation: $322,172
•
CEO Pay Ratio: 2.78 to 1

In determining the median compensated employee, we chose June 30, 2024 as the determination date. As of this date, we had 27 employees, excluding our principal executive officer. We annualized compensation of employees who were not employed by us for the full fiscal year. In determining our median compensated employee and calculating the CEO Pay Ratio, we did not use any of the exemptions permitted under SEC rules, nor did we rely upon any material assumptions, adjustments or estimates.

We believe that the CEO Pay Ratio set forth above is a reasonable estimate for fiscal year 2024, determined in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the CEO Pay Ratio based on that employee’s total annual compensation permit companies to adopt a variety of methodologies, to apply certain exemptions and to make certain assumptions, adjustments or estimates that reflect their compensation policies. Accordingly, the CEO Pay Ratio may not be comparable to the pay ratios reported by other companies, which may have used different methodologies, assumptions, adjustments or estimates in calculating their pay ratios.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management. Based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement as of the date of filing for this Proxy Statement, by the members of the Compensation Committee:

Dr. Nicholas R. Glover

Dr. Thomas C. Reynolds

Mr. Steven Wood

This Section is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of our under the Exchange Act or the Securities Act, other than in our Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Our Executive Officers

Our named executive officers for the year ended June 30, 2024, were:

•
David M. Urso, President and Chief Executive Officer
•
Richard G. Ghalie, Chief Medical Officer
•
Justin J. File, Chief Financial Officer

Summary Compensation Table

The table below sets forth for the fiscal years ended June 30, 2024 and 2023, the compensation of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)(4)(5)(6)	All Other Compensation ($)	Total ($) (6)
David M. Urso (7)	2024	$614,000	$—	$—	$280,905	$—	$894,905
President and Chief Executive Officer	2023	$541,185	$—	$1,352,600	$207,273	$—	$2,101,058
Richard G. Ghalie (8)	2024	$503,165	$—	$159,800	$184,158	$—	$847,123
Chief Medical Officer	2023	$479,205	$—	$218,900	$148,554	$—	$846,659
Justin J. File (9)	2024	$450,000	$—	$—	$164,700	$—	$614,700
Chief Financial Officer	2023	$25,673	$—	$295,600	$—	$—	$321,273
(1)
Represents the aggregate grant date fair value of restricted stock unit awards (RSUs) granted in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Stock Compensation (ASC Topic 718), calculated based on the closing market price of our common stock on the date of grant.
(2)
Represents the aggregate grant date fair value of options granted in accordance with ASC Topic 718.
(3)
Mr. Urso received a bonus of 46% of his base salary for the fiscal year ended June 30, 2024, based upon the Compensation Committee’s determination to award bonuses at 91.5% of target levels. Mr. Urso received a bonus of 38% of his base salary for the fiscal year ended June 30, 2023, based upon the Compensation Committee’s determination to award bonuses at 77.5% of target levels.
(4)
Dr. Ghalie received a bonus of 37% of his base salary for the fiscal year ended June 30, 2024, based upon the Compensation Committee's determination to award bonuses at 91.5% of target levels. Dr. Ghalie received a bonus of 31% of his base salary for the fiscal year ended June 30, 2023, based upon the Compensation Committee's determination to award bonuses at 77.5% of target levels.
(5)
Mr. File received a bonus of 37% of his base salary for the fiscal year ended June 30, 2024, based upon the Compensation Committee’s determination to award bonuses at 91.5% of target levels. Mr. File did not receive a bonus for the fiscal year ended June 30, 2023.
(6)
In accordance with SEC rules, the compensation described in this table does not include various health and welfare or other benefits received by our named executive officers that were generally available to all of our regular, full-time employees, as well as certain perquisites and other benefits received by our named executive officers that, in the aggregate, were less than $10,000 for any officer.
(7)
Effective August 1, 2024, Mr. Urso resigned as our President and Chief Executive Officer. Between June 2, 2023 and August 1, 2023, Mr. Urso was our President and Chief Executive Officer. Prior to June 2, 2023, Mr. Urso, was our Chief Operating Officer and General Counsel.
(8)
Dr. Ghalie resigned as our Chief Medical Officer on August 1, 2024.
(9)
Effective August 1, 2024, Mr. File became our acting Chief Executive Officer, in addition to his Chief Financial Officer role that was effective August 1, 2023.

Employment Agreements

We have entered into written employment agreements with each of the named executive officers, which set forth the terms of their respective agreements.

Employment Agreement between David M. Urso and MEI Pharma

On May 31, 2023, the Board appointed Mr. Urso as President and Chief Executive Officer of MEI, effective as of June 2, 2023. Mr. Urso was also elected as a member of the Board, effective as of June 8, 2023 through August 1, 2024. Mr. Urso served as a member of the class of directors whose term was to expire at the Annual Meeting or until his earlier resignation or removal.

In connection with Mr. Urso’s appointment as President and Chief Executive Officer, Mr. Urso and MEI entered into a new employment agreement (the CEO Employment Agreement), effective as of June 2, 2023, that replaced the existing employment agreement dated March 6, 2014, between MEI and Mr. Urso, as amended by Amendment No. 1, dated July 12, 2018. The CEO Employment Agreement provided for an annual base salary of $614,000, with a target annual bonus opportunity of 50% of base salary. Mr. Urso was eligible to participate in MEI’s health, retirement, expense reimbursement and other benefit plans.

The CEO Employment Agreement provided for a grant, as of June 2, 2023, of an option to purchase a number of shares of MEI’s common stock under MEI’s 2008 Stock Omnibus Equity Compensation Plan, equal to 2.5% of MEI’s outstanding shares as of the date of grant, with vesting over a 4-year period, full vesting on a change in control, and other terms and conditions consistent with the CEO Employment Agreement and grants made to other senior executives (the CEO Initial Grant). The exercise price of the CEO Initial Grant was equal to the Nasdaq closing price per share of MEI stock on the date of grant. The CEO Employment Agreement further provided for a stock option grant to be made on the closing date of the anticipated merger with Infinity Pharmaceuticals (the Merger), contingent on the consummation of the Merger and subject to Mr. Urso’s being employed by or providing service to MEI or an affiliate at the time of grant (i.e., the closing date of the Merger), that was equal to 2.5% of the outstanding shares of MEI on the closing date of the Merger (calculated immediately after the effective time of the Merger), less the number of MEI shares underlying the CEO Initial Grant; provided, however, that the total number of shares covered by options granted to Mr. Urso in a calendar year shall not exceed 200,000 shares pursuant to the terms of the MEI’s equity compensation plan (the CEO Second Grant). On May 31, 2023, the Board approved the CEO Initial Grant, the CEO Second Grant, and a top off grant, as applicable, to be effective on their respective dates of grant. The CEO Second Grant was not granted because the Merger did not close.

For 2024 and subsequent years, Mr. Urso would be eligible to receive equity awards on similar terms as other senior executives of MEI. MEI would pay Mr. Urso’s legal fees in connection with negotiation of the CEO Employment Agreement and ancillary agreements, up to $7,500.

Under the CEO Employment Agreement, if Mr. Urso’s employment was terminated by MEI without cause or Mr. Urso resigned for good reason, Mr. Urso would be eligible to receive the following severance benefits if he signed an effective release of claims: (i) lump sum payment equal to 12 months of his base salary, (ii) if he elected COBRA health care continuation coverage, MEI would pay the monthly COBRA premium for 12 months, (iii) payment of a pro-rata annual bonus, if any, for the year of termination, and (iv) accelerated vesting of a portion of Mr. Urso’s outstanding stock options equal to the number of options that would have vested if he had continued to be employed by MEI for 12 months following termination. The CEO Employment Agreement also provided that if, within 3 months before a change in control, MEI terminated Mr. Urso’s employment without cause at the request of the other party to the change in control transaction, or if, upon or within 2 years following a change in control, Mr. Urso’s employment was terminated by MEI without cause or Mr. Urso resigned for good reason, Mr. Urso’s outstanding stock options would fully vest and become exercisable as of his termination date, provided that he signed an effective release.

In the event that Mr. Urso’s employment was terminated due to his death or disability, vesting of a portion of Mr. Urso’s outstanding stock options would accelerate equal to the number of options that would have vested if he had continued to be employed by MEI for 12 months following termination, subject to his execution of an effective release in the event of disability.

Mr. Urso continued to remain subject to his Employee Proprietary Information and Inventions Agreement, dated April 7, 2014.

Employment Agreement between Richard G. Ghalie and MEI Pharma

In connection with Dr. Ghalie’s appointment as Chief Medical Officer, effective May 3, 2021, we entered into an amendment to his Employment Letter, dated February 17, 2016 (as amended, the Ghalie Employment Letter). The Ghalie Employment Letter provided for an annual base salary of $463,000, and a stock option award to purchase 75,000 shares of our common stock. Effective July 1, 2021, pursuant to the terms of the Ghalie Employment Letter, Dr. Ghalie was eligible to earn an annual cash bonus in an amount up to a maximum of 40% of the base salary based on his achievement of milestones established by the Compensation Committee.

Dr. Ghalie could terminate his employment at any time other than for Good Reason (as defined in the Ghalie Employment Letter), upon providing one (1) month advance notice to us. Dr. Ghalie could terminate his employment with Good Reason by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we did not cure the Good Reason event within thirty (30) days after receiving notice). We had the right to terminate the Ghalie

Employment Letter with or without Cause (as defined in the Ghalie Employment Letter) at any time. If Dr. Ghalie’s employment was terminated by us without Cause or by Dr. Ghalie for Good Reason, Dr. Ghalie would be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Dr. Ghalie will be vested in the same number of options as if he had continued to be employed by us for an additional 12 months, subject to his execution and nonrevocation of a release of claims. The Ghalie Employment Letter contained confidentiality provisions.

Employment Agreement between Justin J. File and MEI Pharma

In connection with Mr. File’s appointment as Chief Financial Officer, Mr. File and MEI entered into an employment agreement (the CFO Employment Agreement), effective as of June 12, 2023. The CFO Employment Agreement provides for an annual base salary of $450,000, with a target annual bonus opportunity of 40% of base salary. Mr. File will be eligible to participate in MEI’s health, retirement, expense reimbursement and other benefit plans.

The CFO Employment Agreement provides for a grant as of June 12, 2023 of an option to purchase a number of shares of MEI’s common stock, under MEI’s 2021 Inducement Plan, equal to 0.8% of MEI’s outstanding shares as of the date of grant, with vesting over a 4-year period, full vesting on a change in control, and other terms and conditions consistent with the CFO Employment Agreement and grants made to other senior executives. The exercise price of the CFO Initial Grant will be equal to the Nasdaq closing price per share of MEI stock on the date of grant. For 2024 and subsequent years, Mr. File will be eligible to receive equity awards on similar terms as other senior executives of MEI.

Under the CFO Employment Agreement, if Mr. File’s employment is terminated by MEI without cause or Mr. File resigns for good reason, Mr. File will be eligible to receive the following severance benefits if he signs an effective release of claims: (i) lump sum payment equal to 12 months of his base salary, (ii) if he elects COBRA health care continuation coverage, MEI will pay the monthly COBRA premium for 12 months, (iii) payment of a pro-rata annual bonus, if any, for the year of termination, and (iv) accelerated vesting of a portion of Mr. File’s outstanding stock options equal to the number of options that would have vested if he had continued to be employed by MEI for 12 months following termination. The CFO Employment Agreement also provides that if, within 3 months before a change in control, MEI terminates Mr. File’s employment without cause at the request of the other party to the change in control transaction, or if, upon or within 2 years following a change in control, Mr. File’s employment is terminated by MEI without cause or Mr. File resigns for good reason, Mr. File’s outstanding stock options will fully vest and become exercisable as of his termination date, provided that he signs an effective release.

In the event that Mr. File’s employment is terminated due to his death or disability, vesting of a portion of Mr. File’s outstanding stock options will accelerate equal to the number of options that would have vested if he had continued to be employed by MEI for 12 months following termination, subject to his execution of an effective release in the event of disability.

In connection with our announcement on July 22, 2024 to pursue strategic alternatives, Mr. File and MEI entered into an amendment to the CFO Employment Agreement effective August 1, 2024. Under the amendment, Mr. File was appointed by the Board to serve in the additional capacity of Acting Chief Executive Officer and provided an increase in his annual base salary to $550,000 and an increase in his target annual bonus opportunity to 50% of base salary. In addition, Mr. File is eligible to receive a success fee if the closing cash balance as of the first to occur of (i) December 31, 2024 or (ii) the closing date of a change in control (the Measurement Date) exceeds a specified amount determined by the Board. The success fee will equal 10% of the closing cash balance of the Company in excess of the specified amount as of the Measurement Date and will be paid in a lump sum cash payment on the first to occur of (i) June 30, 2025 or (ii) Mr. File’s termination of employment by the Company without cause, subject to Mr. File remaining employed by the Company through the payment date of the success fee.

Grants of Plan-Based Awards For Fiscal Year Ended June 30, 2024

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards Number of Shares of Stocks of Units	All Other Option Awards Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Target	Maximum
David M. Urso	N/A	$307,000	N/A	—	—	—	—
Richard G. Ghalie, M.D.	September 29, 2023	$201,266	N/A	—	30,000	$7.01	$159,800
Justin J. File	N/A	$180,000	N/A	—	—	—	—
(1)
The Board established single bonus targets and as disclosed in the Summary Compensation Table, determined to pay out bonuses at 91.5% of the target levels.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all stock options and RSUs held by our named executive officers on June 30, 2024:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)		Options Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	(#)	(#)	Footnote	($/Share)	Date	(#)	($)
David M. Urso	41,643	124,928	(1), (17)	$7.50	6/2/2033	—	$—
	25,156	27,344	(2), (17)	$10.80	7/5/2032	—	$—
	21,875	8,125	(3), (17)	$59.00	7/1/2031	—	$—
	25,704	546	(4), (17)	$69.80	7/2/2030	—	$—
	17,500	—	(5)	$50.40	7/1/2029	—	$—
	11,000	—	(6)	$85.60	7/12/2028	—	$—
	6,500	—	(7)	$86.60	6/22/2028	—	$—
	6,500	—	(8)	$56.60	7/6/2027	—	$—
	6,500	—	(9)	$27.20	7/28/2026	—	$—
	6,375	—	(10)	$31.40	7/27/2025	—	$—
Richard G. Ghalie	—	30,000	(16), (17)	$7.01	9/29/2033	—	$—
	13,425	14,575	(2), (17)	$10.80	7/5/2032	—	$—
	11,671	4,329	(3), (17)	$59.00	7/1/2031	—	$—
	2,892	858	(13), (17)	$71.00	5/3/2031	—	$—
	7,344	156	(4), (17)	$69.80	7/2/2030	—	$—
	7,500	—	(5)	$50.40	7/1/2029	—	$—
	6,500	—	(6)	$85.60	7/12/2028	—	$—
	3,250	—	(14)	$57.60	7/7/2027	—	$—
	1,250	—	(12)	$27.60	7/13/2026	—	$—
	6,500	—	(11)	$24.20	3/6/2026	—	$—
Justin J. File	13,326	39,976	(15)	$7.35	6/12/2033	—	$—

(1)
Twenty-five percent of the options vested on June 3, 2024; the remaining 75% of the options were expected to vest in equal monthly installments over the following 36 months.
(2)
Twenty-five percent of the options vested on July 5, 2023; the remaining 75% of the options vest in equal monthly installments over the following 36 months.
(3)
Twenty-five percent of the options vested on July 5, 2022; the remaining 75% of the options vest in equal monthly installments over the following 36 months.
(4)
Twenty-five percent of the options vested on July 2, 2021; the remaining 75% of the options vested in equal monthly installments over the following 36 months.
(5)
Twenty-five percent of the options vested on July 1, 2020; the remaining 75% of the options vested in equal monthly installments over the following 36 months.
(6)
Twenty-five percent of the options vested on July 12, 2019; the remaining 75% of the options vested in equal monthly installments over the following 36 months.
(7)
Twenty-five percent of the options vested on June 22, 2019; the remaining 75% of the options vested in equal monthly installments over the following 36 months.
(8)
Twenty-five percent of the options vested on July 6, 2018; the remaining 75% of the options vested in equal monthly installments over the following 36 months.
(9)
The options vested in equal installments over 36 months from the grant date of July 29, 2016.
(10)
The options vested in equal installments over 36 months from the grant date of July 28, 2015.
(11)
The options vested in equal installments over 36 months from the grant date of March 7, 2016.
(12)
The options vested in equal installments over 36 months from the grant date of July 14, 2016.
(13)
Twenty-five percent of the options vested on May 3, 2022; the remaining 75% of the options vest in equal monthly installments over the following 36 months.
(14)
Twenty-five percent of the options vested on July 7, 2018; the remaining 75% of the options vested in equal monthly installments over the following 36 months.

(15)
Twenty-five percent of the options vested on June 12, 2024, the remaining 75% of the options vest in equal monthly installments over the following 36 months.
(16)
Twenty-five percent of the options vested on July 1, 2024, the remaining 75% of the options vest in equal monthly installments over the following 36 months.
(17)
In connection with Mr. Urso's and Dr. Ghalie's Separation and Release Agreements dated August 1, 2024, all outstanding options vest and become exercisable on an accelerated basis as of the transition date (August 1, 2024) for the same number of shares that would have vested had they continued to be employed by MEI through the first anniversary of the transition date (August 1, 2025).

Option Exercises and Stock Vested

Mr. Urso, Dr. Ghalie and Mr. File did not exercise any stock options during the fiscal year ended June 30, 2024. 1,000 RSUs vested for Dr. Ghalie during the fiscal year ended June 30, 2023.

Pay Versus Performance

Provided below is our pay versus performance disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:

•
A description of our most important measures that our Compensation Committee used in fiscal year 2024 to link a measure of pay calculated in accordance with Item 402(v) (referred to as compensation actually paid, or CAP) to our performance;
•
A table that compares the total compensation of our named executive officers’ (also known as NEOs) as presented in the Summary Compensation Table (SCT) to CAP and that compares CAP to specified performance measures; and
•
Graphs that describe:
o
the relationships between CAP and our cumulative total shareholder return (TSR), GAAP Net Income, and our selected measure, Total Cash (defined as all cash, cash equivalents, and investment held to maturity); and
o
the relationship between our TSR and the TSR of the Nasdaq Biotechnology Index (Peer Group TSR).

Note: pursuant to Item 402(v)(8), MEI, as a smaller reporting company (SRC), has provided the information required by 402(v) for three years, instead of five years and is not required to provide the disclosure required by 402(v)(2)(iv) or 402(v)(5) with respect to the total shareholder return of any peer group, or our-Selected Measure disclosure required by 402 (v)(2)(vi), or the Tabular List provided pursuant to 402(v)(6).

Given our current pay program, the only difference between the SCT and CAP amounts for our NEOs is the value of equity awards, which for purposes of the SCT is based on the grant date fair value of equity awards granted during the year, and for purposes of CAP is based on the year over year change in the fair value of equity awards that are unvested as of the end of the year, or that vested, or were forfeited during the year.

Our Most Important Metrics Used for Linking Pay and Performance. As required by Item 402(v), below are the most important metrics linking CAP to performance for fiscal year 2024. Besides stock price, the only financial performance measure the Compensation Committee used to link executive compensation to performance in 2024 was Total Cash.

Compensation decisions are made each year taking into account a number of other factors. Target pay levels are primarily set based on clinical milestones, individual performance, scope of responsibility, and an annual assessment of pay competitiveness within the market, but aside from Total Cash and stock price, no additional financial performance measures were used by the Company to link compensation actually paid to our NEOs in fiscal year 2024 to our performance.

Pay Versus Performance Table. In accordance with Item 402(v) and under rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the tabular disclosure for the Company’s Chief Executive Officer (our Principal Executive Officer or “PEO”) and the average of our NEOs other than the PEO for fiscal years 2022, 2023 and 2024.

							Value of Initial Fixed $100 Investment Based on Total Shareholder Return
Fiscal Year	Summary Compensation Table for Total Current PEO (Urso)(1)	Compensation Actually Paid to Current PEO (Urso)(2,3)	Summary Compensation Table for Total Former PEO (Gold)(1)	Compensation Actually Paid to Former PEO (Gold)(2,3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2,3)	MEI Total Shareholder Return	Peer Total Shareholder Return(4)	MEI Net Income ($ Millions)	Company Selected Measure: Total Cash ($Millions)(5)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$894,905	$233,569	$—	$—	$730,912	$563,489	$7	$88	$18	$38
2023	$2,101,058	$1,689,893	$2,446,640	$1,853,678	$772,486	$640,229	$12	$79	$(32)	$101
2022	$—	$—	$2,528,609	$268,643	$1,260,180	$250,830	$21	$73	$(54)	$153
(1)
The PVP table reflects required disclosures for fiscal years 2022, 2023 and 2024. The following table reflects our Principal Executive Officer (PEO) and non-PEO NEOs in each of the fiscal years presented:

Fiscal Year	PEO	Non-PEO NEOs
2024	David M. Urso (Current)	Justin J. File and Richard G. Ghalie
2023	David M. Urso (Current) Daniel P. Gold (Former)	Brian G. Drazba and Richard G. Ghalie
2022	Daniel P. Gold	Brian G. Drazba, Richard G. Ghalie and David M. Urso

(2)
The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid (CAP) is calculated by taking Summary Compensation Table total compensation: a) less the stock award and stock option grant values; b) plus the year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or that vested, or were forfeited during the year. We have not paid dividends historically and do not sponsor any pension arrangements; thus, no adjustments are made for those items. Reconciliation of the Summary Compensation Table total compensation and CAP is summarized in the following table:

	Current PEO (Urso)(i)
Fiscal Year	2022	2023	2024
SCT Total	$1,744,152	$2,101,058	$894,905
Stock and Option Award Values Reported in SCT for the Covered Year	(1,078,500)	(1,352,600)	—
Fair Value of Outstanding Unvested Stock and Option Awards Granted in the Covered Year	167,280	1,064,015	—
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(508,767)	(70,339)	(501,428)
Fair Value of Stock and Option Awards Granted in Covered Year that Vested	—	—	—
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in Covered Year	(127,938)	(52,241)	(159,908)
Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	—	—
Compensation Actually Paid	$196,227	$1,689,893	$233,569

	Former PEO (Gold)(i)
Fiscal Year	2022	2023	2024
SCT Total	$2,528,609	$2,446,640	$—
Stock and Option Award Values Reported in SCT for the Covered Year	(1,536,800)	(584,700)	—
Fair Value of Outstanding Unvested Stock and Option Awards Granted in the Covered Year	238,374	—	—
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(747,241)	—	—
Fair Value of Stock and Option Awards Granted in Covered Year that Vested	—	188,782	—
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in Covered Year	(214,299)	(129,123)	—
Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	(67,921)	—
Compensation Actually Paid	$268,643	$1,853,678	$—

	Average Non-PEO (Gold)(i)
Fiscal Year	2022	2023	2024
SCT Total	$1,260,180	$772,486	$730,912
Stock and Option Award Values Reported in SCT for the Covered Year	(671,067)	(177,850)	(79,900)
Fair Value of Outstanding Unvested Stock and Option Awards Granted in the Covered Year	104,085	101,680	43,649
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(349,416)	(31,805)	(100,239)
Fair Value of Stock and Option Awards Granted in Covered Year that Vested	—	—	—
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in Covered Year	(92,952)	(24,282)	(30,933)
Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	—	—
Compensation Actually Paid	$250,830	$640,229	$563,489

(i) The fair value of options awards used to calculate CAP was determined using the Black-Scholes option pricing model, in accordance with FASB 718
(4)
The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended June 30, 2019. As a SRC, we do not have to provide, and have not provided, this stock performance graph in subsequent annual reports. The comparison assumes $100 was invested for the period starting June 30, 2021, through the end of the listed year in us and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined Total Cash to be the most important financial performance measure used to link our performance to CAP to our PEO and Non-PEO NEOs in 2024. Total Cash is defined as total cash, cash equivalents and short-term investments.

Relationship between CAP and TSR. The chart below reflects the relationship between the PEO and average non-PEO NEO CAP versus our TSR and the Peer Group TSR.

Relationship between CAP and GAAP Net Loss. The chart below reflects the relationship between the PEO and average non-PEO NEO CAP and our GAAP Net Loss.

Relationship between CAP and Total Cash (our Company-Selected Measure). The chart below reflects the relationship between the PEO CAP and average non-PEO NEO CAP and our Total Cash.

Compensation of Directors

The following table provides details of the fees paid to our non-executive directors who served on the Board for the fiscal year ended June 30, 2024:

	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total($)
Name
Charles V. Baltic III (3)	$96,433	$51,600	$148,033
Frederick W. Driscoll (4)	65,600	51,600	117,200
Nicholas R. Glover, Ph.D. (5)	71,183	51,600	122,783
Thomas C. Reynolds, M.D., Ph.D. (6)	63,683	51,600	115,283
Daniel P. Gold (7)	15,200	51,600	66,800
Tamar D. Howson (8)	19,367	51,600	70,967
Sujay R. Kango (9)	19,367	51,600	70,967
Taheer Datoo (10)	68,060	—	68,060
James Flynn (11)	37,067	77,000	114,067
Steven Wood (12)	35,400	77,000	112,400

(1) For the fiscal year ended June 30, 2024, each of our non-executive directors received an annual cash retainer of $45,600. In addition to the annual cash retainer, the chair of the Board received additional annual compensation of $35,000, and each Board committee chair received additional compensation as follows: Audit Committee: $20,000; Compensation Committee: $15,000; Nominating and Governance Committee: $10,000; and Strategic Committee: $10,000. Committee members not receiving compensation as a committee chairperson received additional compensation as follows: Audit Committee: $10,000; Compensation Committee: $7,500; Nominating and Governance Committee: $5,000; and Strategic Committee: $7,000. Such amounts are pro-rated for periods of service less than the full fiscal year.

(2)
Represents the aggregate grant date fair value of options granted in accordance with FASB ASC Topic 718. All stock options granted to non-employee directors in the fiscal year ended June 30, 2024 were granted under our 2008 Equity Plan, and these options are ten-year options with an exercise price equal to the closing market price of our common stock on the date of grant. During the fiscal year ended June 30, 2024, Mr. Baltic, Mr. Driscoll, Dr. Glover, Mr. Gold, Ms. Howson, Mr. Kango, and Dr. Reynolds all received an annual grant of 10,000 options at an exercise price of $7.01 per share that vest ratably each month over 12 months, subject to continued service on the Board. Upon joining the Board during the fiscal year ended June 30, 2024, Mr. Flynn and Mr. Wood each received a prorated annual grant of 6,700 options as well as a new director grant of 10,000 options, both at an exercise price of $6.19 per share. The annual grant vests ratably each month over seven months and the new director grant vests ratably each month over three years, subject to continued service on the Board. Mr. Datoo does not receive options, but instead receives in cash the vested portion of the grant date fair value of those options that would have been granted in accordance with FASB ASC Topic 718 (see note 10 below).
(3)
Mr. Baltic received cash compensation of $80,600 in connection with his service as chair of the Board and $10,000 in connection with his service on the Audit Committee, $5,000 in connection with his service on the Nominating and Governance Committee and $833 in connection with his service as chair of the Strategic Committee. Mr. Baltic resigned from the board effective July 22, 2024.
(4)
Mr. Driscoll received cash compensation of $45,000 in connection with his service on the Board and $20,000 in connection with his service as the chair of the Audit Committee.
(5)
Dr. Glover received cash compensation of $45,600 in connection with his service on the Board, $15,000 in connection with his service as chair of the Compensation Committee, $10,000 in connection with his service on the Audit Committee and $583 in connection with his service on the Strategic Committee.
(6)
Dr. Reynolds received cash compensation of $45,600 in connection with his service on the Board, $7,500 in connection with his service on the Compensation Committee, $10,000 in connection with his service as chair of the Nominating and Governance Committee and $583 in connection with his service on the Strategic Committee.
(7)
Dr. Gold received cash compensation of $15,200 in connection with his service on the Board. Mr. Gold resigned from the Board effective October 31, 2023.
(8)
Ms. Howson received cash compensation of $15,200 in connection with her service on the board of directors, $2,500 in connection with her service on the Compensation Committee and $1,667 in connection with her service on the Nominating and Governance Committee. Ms. Howson resigned from the board effective October 31, 2023.
(9)
Mr. Kango received cash compensation of $15,200 in connection with his service on the board of directors, $2,500 in connection with his service on the Compensation Committee and $1,667 in connection with his service on the Nominating and Governance Committee. Mr. Kango resigned from the board effective October 31, 2023.

(10)
Mr. Datoo received cash compensation of $30,400 in connection with his service on the board of directors and $3,333 in connection with his service on the Nominating and Governance Committee, both of which commenced October 31, 2023. Mr. Datoo also received $34,327 as the cash equivalent of the vested grant date fair value of options granted in accordance with FASB ASC Topic 718.
(11)
Mr. Flynn received cash compensation of $30,400 in connection with his service on the board of directors and $6,666 in connection with his service on the Audit Committee, both of which commenced October 31, 2023.
(12)
Mr. Wood received cash compensation of $30,400 in connection with his service on the board of directors and $5,000 in connection with his service on the Compensation Committee, both of which commenced October 31, 2023.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified for all expenses incurred or paid by the indemnitee in connection with a proceeding to which the indemnitee was or is a party, or is threatened to be made a party, by reason of the indemnitee’s status with or service to us or to another entity at our request. In connection with proceedings other than those by or in the right of our company and to which the indemnitee was or is a party, or is threatened to be made a party, by reason of the indemnitee’s status with or service to us or to another entity at our request, the indemnification agreements provide that an indemnitee will also be indemnified for all liabilities incurred or paid by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

The rights of each indemnitee are in addition to any other rights provided for under our amended and restated certificate of incorporation, and our Bylaws, as may be amended from time to time, and under Delaware law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into separation agreements with each of Mr. Urso, the Company’s former President and Chief Executive Officer, and Dr. Ghalie, the Company’s former Chief Medical Officer, in each case effective as of August 1, 2024. Mr. Urso agreed to a general release of claims in exchange for (i) a lump sum payment of $614,000, which is equal to 12 months of his annual base salary, (ii) a pro-rated annual bonus for the fiscal year ending June 30, 2025, (iii) up to twelve (12) months of continued COBRA coverage and (iv) accelerated vesting of the stock options that would have vested during the 12 months following his separation date. Dr. Ghalie agreed to a general release of claims in exchange for (i) a lump sum payment of $503,165, which is equal to 12 months of his annual base salary, (ii) a pro-rated annual bonus for the fiscal year ending June 30, 2025, (iii) up to twelve (12) months of continued COBRA coverage and (iv) accelerated vesting of the stock options that would have vested during the 12 months following his separation date.

The Company entered into consulting services agreement with each of Mr. Urso and Dr. Ghalie, in each case effective as of August 2, 2024. The Company will pay each of Mr. Urso and Dr. Ghalie $475 per hour. In addition, each former executive is eligible to receive a success fee in the form of a lump sum cash payment equal to a percentage of the net proceeds from any sale of assets. Mr. Urso’s success fee is equal to 8% of such net proceeds, and Dr. Ghalie’s success fee is equal to 2% of such net proceeds.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MEI PHARMA

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of December 13, 2024 (except as otherwise indicated below) by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our named executive officers and directors, and (iii) our officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or restricted stock units, exercisable or convertible on or within sixty (60) days of December 13, 2024, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership described below is based on 6,662,857 shares of common stock outstanding, plus adjustments to the number of shares of common stock outstanding as described above, as of December 13, 2024.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
Anson Funds Management LP (1)	1,093,188	16.41%
Cable Car Capital LLC (2)	611,440	9.18%
The Vanguard Group (3)	389,807	5.85%
Directors and Named Executive Officers
Justin J. File (4)	22,209	*
Frederick W. Driscoll (5)	26,916	*
Nicholas R. Glover, Ph.D. (6)	28,375	*
Thomas C. Reynolds, M.D., Ph.D. (7)	28,875	*
Taheer Datoo (8)	—	*
James Flynn (9)	18,211	*
Steven Wood (10)	87,403	1.31%
All Current Directors and Executive Officers as a Group (7 People)		3.12%

* Represents beneficial ownership of less than 1%

(1)
Based upon information contained in Amendment No. 8 to the Statement on Schedule 13D filed by Anson Investments Master Fund LP, AIMF GP LLC, Anson East Master Fund LP, AEMF GP LLC, Anson Opportunities Master Fund LP, AOMF GP, LLC, Anson Funds Management LP, Anson Management GP LLC, Bruce R. Winson, Anson Advisors Inc., Amin Nathoo and Moez Kassam on November 1, 2023, shares beneficially owned consists of 1,093,188 shares of common stock held directly, with respect to which they have shared voting and dispositive power. The shares are held of record by Anson Funds Management LP. The principal address is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248.
(2)
Based upon information contained in Amendment No. 8 to the Statement on Schedule 13D filed by Funicular Funds, LP, Cable Car Capital LLC and Jacob Ma-Weaver on November 1, 2023, shares beneficially owned consists of 611,440 shares of common stock held directly, with respect to which they have sole voting and dispositive power. The shares are held of record by Cable Car Capital LLC. The principal address is 601 California Street, Suite 1151, San Francisco, California 94108.
(3)
Based upon information contained in Amendment No. 1 to the Statement on Schedule 13G filed by the stockholder on February 13, 2024, aggregate shares beneficially owned are 389,807, including 388,006 shares where the stockholder has sole dispositive power and 1,801 shares where the stockholder has shared dispositive power. The principal address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
Includes 22,209 shares issuable to Mr. File upon the exercise of vested stock options that are exercisable within 60 days of December 13, 2024. Mr. File exercises sole voting and investment control with respect to the shares. Mr. File's business address is c/o MEI Pharma, Inc., 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121.
(5)
Includes 25,041 shares issuable to Mr. Driscoll upon the exercise of stock options that are exercisable within 60 days of December 13, 2024, and 1,875 shares of common stock. Mr. Driscoll exercises sole voting and investment control with respect to the shares. Mr. Driscoll’s business address is c/o MEI Pharma, Inc., 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121.
(6)
Includes 28,375 shares issuable to Dr. Glover upon the exercise of stock options that are exercisable within 60 days of December 13, 2024. Dr. Glover exercises sole voting and investment control with respect to the shares. Dr. Glover’s business address is c/o MEI Pharma, Inc., 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121.
(7)
Includes 28,375 shares issuable to Dr. Reynolds upon the exercise of stock options that are exercisable within 60 days of December 13, 2024, and 500 shares of common stock. Dr. Reynolds exercises sole voting and investment control with respect to the shares. Dr. Reynolds’ business address is c/o MEI Pharma, Inc., 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121.
(8)
Mr. Datoo became a director of MEI Pharma on October 31, 2023. Mr. Datoo’s business address is c/o MEI Pharma, Inc., 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121.
(9)
Mr. Flynn became a director of MEI Pharma on October 31, 2023. Includes 10,311 shares issuable to Mr. Flynn upon the exercise of stock options that are exercisable within 60 days of December 13, 2024, and 7,900 shares of common stock. Mr. Flynn exercises sole voting and investment control with respect to the shares. Mr. Flynn’s business address is c/o MEI Pharma, Inc., 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121.
(10)
Mr. Wood became a director of MEI Pharma on October 31, 2023. Includes 10,311 shares issuable to Mr. Wood upon the exercise of stock options that are exercisable within 60 days of December 13, 2024, and 77,092 shares of common stock. Mr. Wood exercises sole voting and investment control with respect to the shares. Mr. Wood’s business address is c/o MEI Pharma, Inc., 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121.

WHERE YOU CAN FIND MORE INFORMATION

MEI Pharma files annual, quarterly and current reports, proxy statements and other information with the SEC. MEI Pharma’s SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.

If you would like to request documents from MEI Pharma, please send a request in writing or by telephone at the following address:

MEI Pharma, Inc.

9920 Pacific Heights Blvd., Suite 150

San Diego, CA 92121

(858) 369-7100

Attn: Investor Relations

You should rely only on the information contained in this document to vote your shares at the Annual Meeting. MEI Pharma has not authorized anyone to provide you with information that differs from that contained in this document. This document is dated December 20, 2024. You should not assume that the information contained in this document is accurate as of any date other than that date.

Information on MEI Pharma’s Website

Information on any MEI Pharma’s website is not part of this document, and you should not rely on that information in deciding whether to approve any of the proposals described in this document unless that information is also in this document.

OTHER MATTERS FOR STOCKHOLDERS

Stockholder Proposals

Stockholders who intend to present proposals at the Company’s fiscal 2026 annual meeting of stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company no later than August 22, 2025. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s fiscal 2026 proxy materials. Notwithstanding the foregoing, in the event the date of annual meeting for fiscal 2026 is changed by more than 30 days from the date of the annual meeting for fiscal 2025, all stockholder proposals must be submitted a reasonable time before a solicitation is made.

In accordance with our Bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the fiscal 2026 annual meeting of stockholders but not submitted for inclusion in the proxy statement for our fiscal 2026 annual meeting of stockholders pursuant to Rule 14a-8, must be received by us no earlier than October 2, 2025 and no later than November 1, 2025, unless we change the date of our fiscal 2026 annual meeting more than 30 days before or more than 60 days after January 30, 2026, in which case stockholder proposals must be received by us no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting.

Communication with the MEI Pharma Board of Directors

MEI Pharma’s stockholders may communicate with the Board, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of MEI Pharma, Inc., Attn: Secretary, 9920 Pacific Heights Blvd., Suite 150, San Diego, California, 92121. All communications will be compiled by the Secretary and submitted to the addressee. If the Board modifies this process, the revised process will be posted on MEI Pharma’s website.

Householding of Proxy Materials for MEI Pharma Stockholders

This year, a number of brokers with account holders who are MEI Pharma stockholders will be “householding” MEI Pharma’s proxy materials. A single copy of this Proxy Statement will be delivered to multiple MEI Pharma stockholders sharing an address unless contrary instructions have been received from the affected MEI Pharma stockholders. This process potentially means extra convenience for stockholders and cost savings for the Company. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you notify your broker or MEI Pharma that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, MEI Pharma, Inc., 9920 Pacific Heights Blvd., Suite 150,

San Diego, California, 92121, or (3) contact MEI Pharma’s Chief Financial Officer, Justin J. File, at: (858) 369-7100. Upon a written or oral request to the address or telephone number above, MEI Pharma will promptly deliver a separate copy of the annual report and proxy statement to a MEI Pharma stockholder at a shared address to which a single copy of the proxy statements was delivered. MEI Pharma stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

(PROPOSAL NO. 3)

Background

The Audit Committee has selected Deloitte & Touche LLP (Deloitte) as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending June 30, 2025. The Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice.

Deloitte has been engaged as the Company’s independent auditor since December 26, 2023. They performed the Company’s annual audit of its financial statements for the fiscal year ended June 30, 2024. BDO USA, P.C. (BDO) served as the independent registered public accounting firm for the Company for the period from January 18, 2011 through the fiscal year ended June 30, 2023 and the subsequent interim period ended September 30, 2023. BDO’s report did not contain an adverse opinion or disclaimer of option nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. On December 19, 2023, our Audit Committee approved the change in our independent registered public accounting firm effective December 26, 2023 to Deloitte.

Representatives of Deloitte are expected to attend the Annual Meeting. The Deloitte representatives will have an opportunity to make a statement at the meeting and are expected to be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table represents aggregate fees from our principal accounting firm, Deloitte for the fiscal year ended June 30, 2024.

June 30, 2024
Audit Fees (1)	$528,525
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees	$528,525
(1)
Audit Fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements, quarterly review of consolidated financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings, including providing consents for inclusion of their opinion in registration statements filed with the Securities and Exchange Commission, and comfort letters in connection with sales of securities.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis.

VOTE REQUIRED

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025 will require approval by the majority of the votes cast by the holders of the shares of our common stock voting in person or by proxy at the Annual Meeting. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in our stockholders’ best interest.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP TO ACT AS MEI PHARMA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of MEI Pharma has furnished the following report on its activities during the fiscal year ended June 30, 2024. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that MEI Pharma specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of our financial statements. For the fiscal year ended June 30, 2024, the members of the Audit Committee were Mr. Driscoll (Committee Chair), Mr. Baltic and Dr. Glover, each of whom is an independent director as defined by the applicable Nasdaq and SEC rules. The Audit Committee met five times during the fiscal year ended June 30, 2024.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors Deloitte for the fiscal year ended June 30, 2024. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management MEI Pharma’s audited financial statements and the adequacy of its internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of our independent auditor’s audits, their evaluations of MEI Pharma’s internal controls and the overall quality of MEI Pharma’s financial reporting.

Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent auditors for the fiscal year ending June 30, 2025.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301 - Communications with Audit Committees. MEI Pharma’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the SEC.

Mr. Frederick W. Driscoll

Mr. James Flynn

Dr. Nicholas R. Glover

The Sample Company Proposals — The Board of Directors recommends a vote FOR A all the nominees listed and FOR Proposals 2 and 3. 042QTC 2. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement. 3. To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2025. 1. To elect two directors to our Board of Directors, to serve until the expiration of their terms in fiscal year 2028 and until their successor is elected and qualified. For Against Abstain For Against Abstain NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Form of Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2 2 B V 01 - Frederick W. Driscoll 02 - Nicholas R. Glover, Ph.D For Withhold For Withhold You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/MEIP or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MEIP Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MEIP FORM OF PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING JANUARY 30, 2025 Please sign, date and return promptly in the enclosed envelope. The undersigned hereby appoints Justin J. File as proxy, with full power of substitution, for and on behalf of the undersigned to vote as proxy, as directed and permitted herein, to vote your shares of MEI Pharma, Inc. Common Stock at the Annual Meeting of Stockholders of MEI Pharma, Inc. to be held on January 30, 2025, at 9:00 a.m. (Pacific Time) virtually, and at any adjournments thereof upon matters set forth in the Proxy Statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND 3. NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting. Each of the foregoing proposals is more fully described in the accompanying proxy statement. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on January 30, 2025. MEI Pharma, Inc.’s Proxy Statement and 2024 Annual Report are available at http://www.edocumentview.com/MEIP. Proxy — MEI Pharma, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. The 2025 Annual Meeting of MEI Pharma, Inc. will be held on Thursday, January 30, 2025, 9:00 AM PT, virtually via the internet at meetnow.global/MFTTW6U. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.